Exhibit 99.1

OneWater Marine Inc. Announces Definitive Agreement to Acquire Tom George Yacht Group
Extends presence in attractive Florida market and marks a return to OneWater’s M&A Strategy

BUFORD, GA – November 18, 2020 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or “the Company”) announced today that it has entered into a definitive agreement to acquire substantially all of the assets of Tom George Yacht Group (“TGYG”), which will enhance the Company’s presence on the west coast of Florida and expand new and pre-owned boat sales, as well as yacht brokerage and service & parts. The transaction is expected to close before the end of the calendar year.

With an operating history of more than 11 years and two locations to serve customers, TGYG is an authorized dealer for a number of prestigious brands, including Everglades, Cobalt, and EdgeWater, Invincible, Marquis, and Carver, among others. In addition, TGYG offers quality service and parts, as well as finance and insurance, to its loyal and growing customer base. TGYG generated revenues in excess of $30 million over the past twelve months from these offerings.

“We are pleased to welcome Tom George and his team to the OneWater family. TGYG further diversifies our product portfolio and deepens our presence in Florida, particularly in the Clearwater and Dunedin markets. Since 2014, we have successfully acquired 40 retail locations; this transaction marks the first since going public in early fiscal year 2020 and is one of the largest acquisitions in the Company’s history. We have a strong track record delivering operational synergies and fueling margin expansion by working collaboratively with our dealers to identify and implement opportunities expanding our offering and process improvement. We look forward to supporting their continued growth in the future,” said Austin Singleton, Chief Executive Officer of OneWater.

Tom George, owner of TGYG, said, “We are thrilled to be joining the OneWater network of dealerships. TGYG has cultivated a premium product portfolio and has a strong reputation for delivering superior customer service, making it a perfect addition for OneWater. Now having access to OneWater’s digital platform, finance & insurance capabilities, and best practices, I believe we can take the business to new heights, maximizing new and existing revenue streams and overall operating efficiency. I couldn’t be more excited about this partnership and the opportunities that lie ahead for our team.”

About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium recreational boat retailers in the United States. OneWater operates 61 stores throughout 10 different states, eight of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, parts and accessories, finance and insurance products, maintenance and repair services and ancillary services such as boat storage.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com

Cautionary Statement Concerning Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our plans and expectations for TGYG and our digital platform, future strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: risks related to the satisfaction of the conditions to closing the acquisition in the anticipated timeframe or at all, risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period, the risk that the businesses will not be integrated successfully, decline in demand for our products and services, the seasonality and volatility of the boat industry, our acquisition strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of the COVID-19 pandemic and related governmental actions or restrictions on the Company’s business, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the prospectus filed in connection with our Registration Statement on Form S-1 (File No. 333-248774), filed on September 14, 2020. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.